Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2018 FINANCIAL AND OPERATING RESULTS; RAISES PRODUCTION GUIDANCE AND LOWERS UNIT COST ESTIMATES
AUSTIN, Texas, August 7, 2018 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2018. The Company has posted to its website a presentation that supplements the information in this release.
Second Quarter 2018 Highlights

•	Net oil production increased 14% quarter-over-quarter and 57% year-over-year to 67.7 MBo per day. Total net production averaged 107.8 MBoe per day.(1)

•
Parsley reported an unhedged oil price realization of $64.29/Bbl net of transportation costs during 2Q18. This represents a differential of just $3.62 compared to the average NYMEX WTI price for the quarter, displaying the benefits of the Company’s diversified pricing exposure. Parsley also agreed in principle to bolster its takeaway capacity through multiple agreements with large oil purchasers that would, if all are completed, cover up to 165,000 Bo per day of gross operated oil production by year-end 2019.(2)

•
The Company demonstrated strong cost control during the second quarter of 2018, driven by significant savings from the Company’s growing water infrastructure network and the execution of a stable development plan. As a result, Parsley is lowering full-year 2018 unit cost estimates.

▪
Parsley reported 2Q18 lease operating expense (“LOE”) per Boe of $3.66, up only slightly versus the peer-leading expense the Company posted in 1Q18, and is lowering full-year 2018 LOE per Boe guidance from $3.75-$5.00 to $3.50-$4.25.

▪
Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.67(1) and $3.12,(1) respectively. Parsley is lowering full-year 2018 cash G&A per Boe guidance from $3.50-$4.25 to $3.25-$3.65.

•
Parsley placed 45 gross (44 net) operated horizontal wells on production during 2Q18. This higher-than-anticipated net well count was driven by operational efficiency gains and acreage trades that increased Parsley’s average working interest. In light of these trends, the Company is increasing the number of operated horizontal wells it expects to place on production in 2018 from 144 net wells to approximately 158 net wells.(3) These additional net wells are not predicated on the addition of incremental rigs or completion crews.

•
Having compressed cycle times to levels last achieved in early 2017 prior to the integration of major acquisitions and the associated activity ramp, Parsley’s contemplated development program in the second half of 2018 reflects a gradual transition back to a larger average pad size.

•
The Company is increasing full-year 2018 net oil production guidance from 65-70 MBo per day to 68.0-70.5 MBo per day. At the midpoint, the updated range translates to estimated year-over-year growth of 54%.

•
Parsley is revising its 2018 capital budget as a result of shorter cycle times and higher working interest. The Company previously indicated that sustained oil price strength and associated service and equipment cost inflation would bias expectations toward the upper end of its initial guidance range of $1.35-$1.55 billion. These expectations were confirmed, primarily as a function of labor tightness, while the imposition of steel tariffs also translated to higher well costs. Relative to the top of the previous range, Parsley is revising its 2018 capital budget upward by $100-$200 million to reflect the additional net wells the Company expects to place on production this year, yielding an updated range of $1.65-$1.75 billion.

“Parsley Energy continues to execute across the organization in 2018,” said Bryan Sheffield, Parsley’s Chairman and CEO. “With a steady development profile in place, our teams have found ways to boost operational efficiencies and extract more value per barrel of production. We expect these trends to continue as we implement Parsley’s standard of excellence across a long-lived, high quality asset base.”

Operational Update
Parsley’s strong sequential production growth was driven by solid execution across multiple business units, highlighted by efficient development operations and the execution of acreage trades that increased the Company’s average working interest.
Activity Overview
During the second quarter, the Company spud 43 and placed on production 45 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 97%, with an average completed lateral length of approximately 8,750 feet. Completion activity was weighted toward the Midland Basin, where the Company placed on production 37 gross operated horizontal wells, with the Delaware Basin comprising the remaining 8 gross operated horizontal wells. Parsley expects that development activity will remain weighted to the Midland Basin for the remainder of the year, consistent with prior Company commentary.
Notable Well Results
Parsley turned 14 wells to production in Glasscock County during 2Q18, representing a significant portion of the Company’s total completion activity during the quarter. These wells included two wells on the Brunson lease which targeted the Wolfcamp A and Wolfcamp B zones in a stacked configuration. Early results from these two 1.5 mile lateral wells are promising, with peak 30-day production rates averaging 1,277 Boe per day (84% oil), representing the Company’s strongest stacked Wolfcamp results in Glasscock County to date. More broadly, Parsley’s growing portfolio of well results across Glasscock County evidences the quality of the Company’s Glasscock acreage, with Wolfcamp A and Wolfcamp B results since 2017 showing steady improvement and outperforming Parsley’s Midland Basin reference curve in the aggregate.
Takeaway Positioning
During 2Q18, Parsley reported an unhedged oil price realization of $64.29/Bbl net of transportation costs, representing a differential of just $3.62/Bbl compared to the average NYMEX WTI price for the quarter. Parsley’s current insulation from weaker Midland basis differentials is the product of a proactive marketing strategy that sought to diversify regional pricing exposure more than 12 months ago.
Parsley has recently taken steps to supplement its advantaged takeaway position, agreeing in principle to multiple agreements with large oil purchasers. These firm transport agreements would, if all are completed, cover up to 165,000 Bo per day of gross operated oil production by year-end 2019,(2) and also maintain favorable pricing elements by pricing a significant portion of the Company’s barrels relative to Gulf Coast and international benchmarks.
“Securing flow assurance and pricing insulation were top priorities for us as we scaled up our operations 12 months ago and this foresight is now being rewarded through clear growth visibility and strong oil price realizations,” said Matt Gallagher, Parsley’s President and COO. “We continue to grow a crude production stream that is attractive to premier purchasers and expect to leverage these in-demand barrels to achieve favorable terms on incremental takeaway agreements. It is a distinct advantage to contemplate future development plans unencumbered by takeaway constraints or expensive long-term transportation costs.”
Financial Update
Parsley’s solid operational execution this quarter translated to strong performance in key financial measures.
During 2Q18, the Company recorded net income attributable to its stockholders of $119.2 million, or $0.44 per share, compared to net income attributable to its stockholders of $82.9 million, or $0.32 per share, during 1Q18. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 2Q18 was $106.4 million, or $0.39 per share, compared to $81.1 million, or $0.31 per share, in 1Q18.(4)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 2Q18 was $340.1 million, up 20% quarter-over-quarter and up more than 130% when compared to the same measure in 2Q17.(4)
Parsley maintained strong cost control during the second quarter of 2018. The Company reported LOE per Boe of $3.66,(1) up only slightly versus the peer-leading expense the Company posted in 1Q18, and is lowering its full-year 2018 LOE per Boe guidance from $3.75-$5.00 to $3.50-$4.25. Favorable LOE cost trends were driven by expansion of Parsley’s cost-effective water management system, as well as reduced power costs associated with the recent commissioning of an electrical substation in the Delaware Basin.
Both G&A per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.67(1) and $3.12,(1) respectively. Parsley is lowering full-year 2018 cash G&A per Boe guidance from $3.50-$4.25 to $3.25-$3.65. Encouraging G&A cost trends are a function of a stable development pace following a period of accelerating development activity.
Strong realized pricing and favorable trends in the above-mentioned cash operating costs drove a robust operating cash margin of $37.25 per Boe, or 78% of the Company’s average realized price per Boe.(4)

Parsley reported capital expenditures of $477 million during the quarter, comprised of $387 million for drilling and completion activity and $90 million for facilities and infrastructure. Elevated facilities and infrastructure spending is a function of a proactive build-out of Parsley’s growing water infrastructure network. These efforts spanned several counties and included a water recycling pilot in Martin County with favorable initial results. Reported 2Q18 capital expenditures also include $10 million associated with non-operated development activity.
The Company is revising its 2018 capital budget as a result of shorter cycle times and higher working interest. Parsley previously indicated that sustained oil price strength and associated service and equipment cost inflation would bias expectations toward the upper end of its initial guidance range of $1.35-$1.55 billion. These expectations were confirmed, primarily as a function of labor tightness, while the imposition of steel tariffs also translated to higher well costs. Relative to the top of the previous range, Parsley is revising its 2018 capital budget upward by $100-$200 million to reflect the additional net wells the Company expects to place on production this year, yielding an updated range of $1.65-$1.75 billion.

Liquidity and Hedging
As of June 30, 2018, Parsley had approximately $1.3 billion of liquidity, consisting of $301 million of cash, cash equivalents, and short-term investments, and an undrawn amount of $991 million on the Company’s revolver.(5)
Almost all of Parsley’s expected 2018 oil production is subject to hedge protection, and the Company recently added to its 2019 hedge position. Parsley’s hedging strategy protects its balance sheet and anticipated cash flow while retaining significant exposure to higher commodity prices. For details on Parsley’s hedging position, please see the tables below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended June 30, 2018.
Full-year 2018 Guidance Update

	2018	2018
	Previous	Updated
Production
Annual net oil production (MBo/d)	65-70	68.0-70.5
Annual net production (MBoe/d)	98-108	106-111

Capital Program
Total development expenditures ($MM)	$1,350-$1,550	$1,650-$1,750
Drilling and completion (% of total)	85-90%	85-90%
Facilities, Infrastructure & Other (% of total)	10-15%	10-15%

Activity
Gross operated horizontal POPs	~160	~165
Midland Basin (% of total)	~75%	~75%
Delaware Basin (% of total)	~25%	~25%
Average lateral length	~9,500'	~9,500'
Average working interest	~90%	95-97%
Net operated horizontal POPs	~144	157-160

Unit Costs
Lease operating expenses ($/Boe)	$3.75-$5.00	$3.50-$4.25
Cash general and administrative expenses ($/Boe)	$3.50-$4.25	$3.25-$3.65
Production and ad valorem taxes (% of revenue)	6.0%-7.0%	6.0%-7.0%

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2018 on Wednesday, August 8 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through August 15 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13681890. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Events & Presentations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations
ir@parsleyenergy.com
(512) 505-5199
or
Kyle Rhodes
Director of Investor Relations
ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

(1)
Natural gas and natural gas liquids (“NGLs”) sales and associated production volumes for the three months ended June 30, 2018 reflect adjustments associated with Parsley’s adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2018. Accordingly, all references to 2Q18 production volumes and per Boe unit costs likewise reflect this adoption, which has the effect of increasing certain natural gas and NGLs volumes and revenues, offset by a corresponding transportation and processing cost such that there is no change to reported net income. The recognition and presentation of oil volumes and associated revenues and expenses are unaffected by the adoption of ASC 606.
Previously provided full-year guidance for production volumes and unit costs incorporated the anticipated effect of the adoption of ASC 606.
For more information on ASC 606 and a reconciliation of 2Q18 production and unit costs under ASC 605 and as adjusted under ASC 606, please see the table and associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three and six months ended June 30, 2018.

(2)	The above-referenced agreements include executed contracts and one letter of intent that outlines commercial terms but has not been contractualized.
(3)	Expected net well count based on revised 2018 guidance for gross wells placed on production and average working interest (midpoint of range).
(4)
“Adjusted EBITDAX”, “operating cash margin”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(5)	Fully undrawn revolver balance is net of letters of credit.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net production volumes:
Oil (MBbls)	6,165	5,341	3,917
Natural gas (MMcf) (1)	9,235	8,556	5,421
Natural gas liquids (MBbls) (1)	2,106	1,643	1,069
Total (MBoe)	9,811	8,410	5,890
Average daily net production (Boe/d)	107,813	93,444	64,725
Average sales prices (2) :
Oil, without realized derivatives (per Bbl)	$64.29	$61.99	$45.46
Oil, with realized derivatives (per Bbl)	$60.11	$58.32	$45.49
Natural gas, without realized derivatives (per Mcf)	$1.32	$2.04	$2.39
Natural gas, with realized derivatives (per Mcf)	$1.40	$2.06	$2.36
NGLs (per Bbl)	$27.20	$24.72	$19.02
Average price per Boe, without realized derivatives	$47.48	$46.27	$35.89
Average price per Boe, with realized derivatives	$44.92	$43.97	$35.87
Average costs (per Boe) (3):
Lease operating expenses	$3.66	$3.43	$5.03
Transportation and processing costs	$0.66	$0.75	$—
Production and ad valorem taxes	$2.79	$2.88	$1.93
Depreciation, depletion and amortization	$14.84	$14.41	$14.15
General and administrative expenses (including stock-based compensation)	$3.67	$4.16	$5.39
General and administrative expenses (cash based)	$3.12	$3.56	$4.50

(1)	Natural gas and NGLs volumes for the three months ended June 30 and March 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.
(2)
Average prices shown in the table reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs. Realized prices for certain gas and NGLs volumes are net of transportation, gathering, and processing costs as stipulated by ASC 606. For more information, please see associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three and six months ended June 30, 2018.

(3)	Average costs per Boe for the three months ended June 30 and March 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Oil sales	$396,325	$178,066	$727,428	$347,811
Natural gas sales (2)	12,235	12,983	29,659	25,450
Natural gas liquids sales (2)	57,275	20,336	97,895	37,749
Other	1,953	2,292	5,547	3,525
Total revenues	467,788	213,677	860,529	414,535
OPERATING EXPENSES
Lease operating expenses	35,904	29,631	64,736	47,258
Transportation and processing costs (2)	6,471	—	12,738	—
Production and ad valorem taxes	27,331	11,397	51,517	22,559
Depreciation, depletion and amortization	145,552	83,315	266,751	152,285
General and administrative expenses (including stock-based compensation)	35,991	31,761	70,986	55,803
Exploration and abandonment costs	3,366	2,442	8,777	5,205
Acquisition costs	(2)	7,176	2	8,520
Accretion of asset retirement obligations	359	193	713	329
Other operating expenses	2,477	2,503	4,652	4,786
Total operating expenses	257,449	168,418	480,872	296,745
OPERATING INCOME	210,339	45,259	379,657	117,790
OTHER INCOME (EXPENSE)
Interest expense, net	(33,758)	(22,764)	(65,726)	(42,100)
Gain on sale of property	5,166	—	5,055	—
Loss on early extinguishment of debt	—	—	—	(3,891)
(Loss) gain on derivatives	(9,466)	43,514	(20,259)	68,130
Change in TRA liability	—	—	(82)	(20,549)
Interest income	1,686	2,178	3,809	4,549
Other income (expense)	234	(177)	535	773
Total other income (expense), net	(36,138)	22,751	(76,668)	6,912
INCOME BEFORE INCOME TAXES	174,201	68,010	302,989	124,702
INCOME TAX EXPENSE	(33,243)	(12,216)	(56,568)	(30,618)
NET INCOME	140,958	55,794	246,421	94,084
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(21,803)	(15,048)	(44,376)	(23,896)
NET INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$119,155	$40,746	$202,045	$70,188

Net income per common share:
Basic	$0.44	$0.17	$0.76	$0.30
Diluted	$0.44	$0.17	$0.76	$0.30
Weighted average common shares outstanding:
Basic	272,239	245,698	266,479	233,255
Diluted	272,846	246,792	267,043	234,315

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.
(2)
Natural gas and NGLs sales and transportation and processing costs for the three and six months ended June 30, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2018	December 31, 2017
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$201,702	$554,189
Short-term investments	99,704	149,283
Accounts receivable:
Joint interest owners and other	29,721	42,174
Oil, natural gas and NGLs	178,593	123,147
Related parties	241	388
Short-term derivative instruments, net	42,780	41,957
Assets held for sale	—	1,790
Other current assets	41,784	6,558
Total current assets	594,525	919,486
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	9,434,570	8,551,314
Accumulated depreciation, depletion and impairment	(1,074,499)	(822,459)
Total oil and natural gas properties, net	8,360,071	7,728,855
Other property, plant and equipment, net	146,517	106,587
Total property, plant and equipment, net	8,506,588	7,835,442
NONCURRENT ASSETS
Assets held for sale, net	—	14,985
Long-term derivative instruments, net	30,837	15,732
Other noncurrent assets	7,493	7,553
Total noncurrent assets	38,330	38,270
TOTAL ASSETS	$9,139,443	$8,793,198

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$426,677	$407,698
Revenue and severance taxes payable	134,740	109,917
Current portion of long-term debt	2,462	2,352
Short-term derivative instruments, net	68,242	84,919
Current portion of asset retirement obligations	7,754	7,203
Total current liabilities	639,875	612,089
NONCURRENT LIABILITIES
Liabilities related to assets held for sale	—	405
Long-term debt	2,180,559	2,179,525
Asset retirement obligations	20,853	19,967
Deferred tax liability	100,392	21,403
Payable pursuant to tax receivable agreement	62,681	58,479
Long-term derivative instruments, net	34,936	20,624
Total noncurrent liabilities	2,399,421	2,300,403
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 280,106,940 shares issued and 279,518,737 shares outstanding at June 30, 2018 and 252,419,601 shares issued and 252,260,300 shares outstanding at December 31, 2017	2,801	2,524
Class B, $0.01 par value, 125,000,000 shares authorized, 37,251,738 and 62,128,157 shares issued and outstanding at June 30, 2018 and December 31, 2017	373	622
Additional paid in capital	5,123,089	4,666,365
Retained earnings	245,564	43,519
Treasury stock, at cost, 588,203 shares and 159,301 shares at June 30, 2018 and December 31, 2017	(11,606)	(735)
Total stockholders' equity	5,360,221	4,712,295
Noncontrolling interest	739,926	1,168,411
Total equity	6,100,147	5,880,706
TOTAL LIABILITIES AND EQUITY	$9,139,443	$8,793,198

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$246,421	$94,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	266,751	152,285
Accretion of asset retirement obligations	713	329
Gain on sale of property	(5,055)	—
Loss on early extinguishment of debt	—	3,891
Amortization and write off of deferred loan origination costs	2,374	1,803
Amortization of bond premium	(258)	(258)
Stock-based compensation	10,432	9,460
Deferred income tax expense	56,568	30,476
Change in TRA liability	82	20,549
Loss (gain) on derivatives	20,259	(68,130)
Net cash (paid) received for derivative settlements	(7,211)	2,115
Net cash paid for option premiums	(26,330)	(13,281)
Other	8,208	261
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(42,993)	(22,575)
Accounts receivable—related parties	147	74
Other current assets	(31,419)	46,318
Other noncurrent assets	(318)	(842)
Accounts payable and accrued expenses	(32,213)	52,672
Revenue and severance taxes payable	24,823	17,973
Net cash provided by operating activities	490,981	327,204
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(854,228)	(361,742)
Acquisitions of oil and natural gas properties	(56,014)	(2,088,286)
Additions to other property and equipment	(48,047)	(19,520)
Proceeds from sales of oil and natural gas properties	42,553	13,557
Maturity of short-term investments	49,627	—
Other	35,018	(630)
Net cash used in investing activities	(831,091)	(2,456,621)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	—	452,480
Payments on long-term debt	(1,461)	(67,411)
Debt issuance costs	(45)	(9,206)
Proceeds from issuance of common stock, net	—	2,123,527
Repurchase of common stock	(10,871)	(137)
Net cash (used in) provided by financing activities	(12,377)	2,499,253
Net (decrease) increase in cash, cash equivalents and restricted cash	(352,487)	369,836
Cash, cash equivalents and restricted cash at beginning of period	554,189	136,669
Cash, cash equivalents and restricted cash at end of period	$201,702	$506,505
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$64,047	$15,102
Cash paid for income taxes	$—	$200
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$940	$8,084
Additions to oil and natural gas properties - change in capital accruals	$46,969	$121,663
Additions to other property and equipment funded by capital lease borrowings	$1,175	$2,500
Common stock issued for oil and natural gas properties	$—	$1,183,501
Net premiums on options that settled during the period	$(34,598)	$(9,917)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, inventory write down, (gain) loss on derivatives, net settlements on derivative instruments and net premiums on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDAX reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$119,155	$40,746	$202,045	$70,188
Net income attributable to noncontrolling interests	21,803	15,048	44,376	23,896
Depreciation, depletion and amortization	145,552	83,315	266,751	152,285
Exploration and abandonment costs	3,366	2,442	8,777	5,205
Interest expense, net	33,758	22,764	65,726	42,100
Interest income	(1,686)	(2,178)	(3,809)	(4,549)
Income tax expense	33,243	12,216	56,568	30,618
EBITDAX	355,191	174,353	640,434	319,743
Change in TRA liability	—	—	82	20,549
Stock-based compensation	5,363	5,251	10,432	9,460
Acquisition costs	(2)	7,176	2	8,520
Gain on sale of property	(5,166)	—	(5,055)	—
Accretion of asset retirement obligations	359	193	713	329
Loss on early extinguishment of debt	—	—	—	3,891
Inventory write down	(17)	—	44	—
Loss (gain) on derivatives	9,466	(43,514)	20,259	(68,130)
Net settlements on derivative instruments	(7,019)	4,973	(9,892)	4,672
Net premiums on options that settled during the period	(18,072)	(5,063)	(34,598)	(9,917)
Adjusted EBITDAX	$340,103	$143,369	$622,421	$289,117

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin

The Company defines operating cash margin as net income (loss) before income tax expense, other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, other operating expenses, net interest expense, (gain) loss on sale of property, prepayment premium on extinguished debt, derivative income (loss), change in TRA liability, interest income, and other income (expense). Operating cash margin is not a measure of operating income as determined by GAAP. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP. Operating cash margin is presented herein and reconciled to the GAAP measure of net income attributable to Parsley Energy, Inc. stockholders. We use operating cash margin as an indicator of the Company’s profitability and ability to manage its operating income. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to Parsley Energy, Inc. stockholders	$119,155	$40,746	$202,045	$70,188
Net income attributable to noncontrolling interests	21,803	15,048	44,376	23,896
Income tax expense	33,243	12,216	56,568	30,618
Other revenues	(1,953)	(2,292)	(5,547)	(3,525)
Depreciation, depletion and amortization	145,552	83,315	266,751	152,285
Exploration and abandonment costs	3,366	2,442	8,777	5,205
Stock-based compensation	5,363	5,251	10,432	9,460
Acquisition costs	(2)	7,176	2	8,520
Accretion of asset retirement obligations	359	193	713	329
Other operating expenses	2,477	2,503	4,652	4,786
Interest expense, net	33,758	22,764	65,726	42,100
Gain on sale of property	(5,166)	—	(5,055)	—
Prepayment premium on extinguishment of debt	—	—	—	3,891
Derivative income (loss)	9,466	(43,514)	20,259	(68,130)
Change in TRA liability	—	—	82	20,549
Interest income	(1,686)	(2,178)	(3,809)	(4,549)
Other income (expense)	(234)	177	(535)	(773)
Operating cash margin	$365,501	$143,847	$665,437	$294,850
Operating cash margin per Boe	$37.25	$24.42	$36.52	$27.25

Average price per Boe, without realized derivatives	$47.48	$35.89	$46.92	$37.98
Operating cash margin percentage	78%	68%	78%	72%

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration and abandonment costs, acquisition costs, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income - as reported	$119,155	$40,746	$202,045	$70,188

Adjustments:
Loss (gain) on derivatives	9,466	(43,514)	20,259	(68,130)
Net settlements on derivative instruments	(7,019)	4,973	(9,892)	4,672
Net premiums on options that settled during the period	(18,072)	(5,063)	(34,598)	(9,917)
Gain on sale of property	(5,166)	—	(5,055)	—
Exploration and abandonment costs	3,366	2,442	8,777	5,205
Acquisition costs	(2)	7,176	2	8,520
Loss on early extinguishment of debt	—	—	—	3,891
Change in TRA liability	—	—	82	20,549
Noncontrolling interest	1,688	—	2,334	—
Change in estimated income tax	2,961	5,762	3,482	11,658
Adjusted net income	$106,377	$12,522	$187,436	$46,636

Net income per diluted share - as reported(1)	$0.44	$0.17	$0.76	$0.30

Adjustments:
Loss (gain) on derivatives	$0.03	$(0.18)	$0.08	$(0.29)
Net settlements on derivative instruments	(0.02)	0.02	(0.04)	0.02
Net premiums on options that settled during the period	(0.07)	(0.02)	(0.13)	(0.04)
Gain on sale of property	(0.02)	—	(0.02)	—
Exploration and abandonment costs	0.01	0.01	0.03	0.02
Acquisition costs	—	0.03	—	0.04
Loss on early extinguishment of debt	—	—	—	0.02
Change in TRA liability	—	—	—	0.09
Noncontrolling interest	0.01	—	0.01	—
Change in estimated income tax	0.01	0.02	0.01	0.04
Adjusted net income per diluted share(2)	$0.39	$0.05	$0.70	$0.20

Basic weighted average shares outstanding - as reported(1)	272,239	245,698	266,479	233,255
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	607	1,094	564	1,060
Diluted weighted average shares outstanding - as reported(1)	272,846	246,792	267,043	234,315

Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	—	—	—
Diluted weighted average shares outstanding for adjusted net income(2)	272,846	246,792	267,043	234,315

(1)
For the three and six months ended June 30, 2018 and 2017, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” and treasury stock methods, Class B Common Stock was not recognized because it would have been antidilutive.

(2)
For purposes of calculating adjusted net income per diluted share for the three and six months ended June 30, 2018 and 2017, Class B Common Stock and restricted stock and restricted stock units were not recognized because they would have been antidilutive using the treasury stock method.

Supplemental Information

Impact of ASC 606 Adoption
Parsley adopted ASC 606 effective January 1, 2018 using the modified retrospective approach. As a result, we changed our accounting policy for revenue recognition, which resulted in the following adjustments:

	Three Months Ended June 30, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$396,325	$—	$396,325
Natural gas sales	11,094	1,141	12,235
Natural gas liquids sales	51,945	5,330	57,275
Total production revenues	459,364	6,471	465,835
Operating expenses
Transportation and processing costs	—	6,471	6,471
Production revenues less transportation and processing costs	$459,364	$—	$459,364

Net income attributable to Parsley, Inc. stockholders (in thousands)	$119,155	$—	$119,155

Production:
Oil (MBbls)	6,165	—	6,165
Natural gas (MMcf)	8,287	948	9,235
Natural gas liquids (MBbls)	1,853	253	2,106
Total (MBoe)	9,399	412	9,811

Average daily production volume:
Oil (Bbls)	67,747	—	67,747
Natural gas (Mcf)	91,066	10,418	101,484
Natural gas liquids (Bbls)	20,363	2,780	23,143
Total (Boe)	103,286	4,527	107,813

Certain unit costs (per Boe):
Lease operating expenses	$3.82	$(0.16)	$3.66
Transportation and processing costs	$—	$0.66	$0.66
Production and ad valorem taxes	$2.91	$(0.12)	$2.79
Depreciation, depletion and amortization	$15.49	$(0.65)	$14.84
General and administrative expenses (including stock-based compensation)	$3.83	$(0.16)	$3.67
General and administrative expenses (cash based)	$3.26	$(0.14)	$3.12

	Six Months Ended June 30, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$727,428	$—	$727,428
Natural gas sales	26,680	2,979	29,659
Natural gas liquids sales	88,136	9,759	97,895
Total production revenues	842,244	12,738	854,982
Operating expenses
Transportation and processing costs	—	12,738	12,738
Production revenues less transportation and processing costs	$842,244	$—	$842,244

Net income attributable to Parsley, Inc. stockholders (in thousands)	$202,045	$—	$202,045

Production:
Oil (MBbls)	11,506	—	11,506
Natural gas (MMcf)	16,269	1,522	17,791
Natural gas liquids (MBbls)	3,317	432	3,749
Total (MBoe)	17,534	687	18,221

Average daily production volume:
Oil (Bbls)	63,569	—	63,569
Natural gas (Mcf)	89,884	8,409	98,293
Natural gas liquids (Bbls)	18,326	2,387	20,713
Total (Boe)	96,873	3,796	100,669

Certain unit costs (per Boe):
Lease operating expenses	$3.70	$(0.15)	$3.55
Transportation and processing costs	$—	$0.70	$0.70
Production and ad valorem taxes	$2.94	$(0.11)	$2.83
Depreciation, depletion and amortization	$15.21	$(0.57)	$14.64
General and administrative expenses	$4.05	$(0.15)	$3.90
General and administrative expenses (cash based)	$3.46	$(0.14)	$3.32
Changes to natural gas and NGLs sales were made in accordance with the control model defined in ASC 606. Under the new control model, we are required to identify and separately analyze each contract associated with revenues to determine the appropriate accounting application.
As a result of this analysis, we modified our accounting and presentation of natural gas and NGLs sales, and transportation and processing costs under certain marketing agreements. For additional information related to our adoption of ASC 606, please refer to Note 2—Summary of Accounting Policies—Impact of ASC 606 Adoption in our consolidated financial statements contained in our Quarterly Report on Form 10-Q, upon availability, for the three and six months ended June 30, 2018.

Open Derivatives Positions

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads - WTI (MBbls/d) (2)	34.2	37.5	20.0	19.8	24.5	24.5
Long Put Price ($/Bbl)	$49.64	$49.67	$54.17	$54.17	$58.83	$58.83
Short Put Price ($/Bbl)	$39.64	$39.67	$44.17	$44.17	$48.83	$48.83
Three Way Collars - WTI (MBbls/d) (3)	31.0	31.0	8.3	8.2	9.8	9.8
Short Call Price ($/Bbl)	$75.65	$75.65	$80.40	$80.40	$80.33	$80.33
Long Put Price ($/Bbl)	$50.00	$50.00	$50.00	$50.00	$50.83	$50.83
Short Put Price ($/Bbl)	$40.00	$40.00	$40.00	$40.00	$40.83	$40.83
Collars - WTI (MBbls/d) (4)	3.0	3.0
Short Call Price ($/Bbl)	$61.31	$61.31
Long Put Price ($/Bbl)	$45.67	$45.67
MBbls/d Hedged - WTI	68.2	71.5	28.3	28.0	34.2	34.2

Put Spreads - Midland (MBbls/d) (2)			11.7	14.8
Long Put Price ($/Bbl)			$50.71	$50.56
Short Put Price ($/Bbl)			$40.71	$40.56
Mid-Cush Basis Swaps (MBbls/d) (5)	11.3	11.3	14.7	7.9
Swap Price ($/Bbl)	$(0.86)	$(0.86)	$(8.95)	$(9.08)
MBbls/d Hedged - Midland	11.3	11.3	26.4	22.7

Rollfactor Swaps (MBbl/d) (6)	15.0	15.0
Swap Price ($/Bbl)	$0.60	$0.60

Premium Realization ($MM) (7)	$(17.9)	$(19.1)	$(11.6)	$(12.5)	$(9.8)	$(9.8)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	3Q18	4Q18
Three Way Collars (MMBtu/d) (3)	8,152	8,152
Short Call Price ($/MMBtu)	$3.60	$3.60
Long Put Price ($/MMBtu)	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.75	$2.75
Total MMBtu/d Hedged	8,152	8,152

(1)	As of 8/7/2018. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the NYMEX price is above the long put price, Parsley receives the NYMEX price. When the NYMEX price is between the long put price and the short put price, Parsley receives the long put price. When the NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)
When the NYMEX price is above the call price, Parsley receives the call price. When the NYMEX price is below the long put price, Parsley receives the long put price. When the NYMEX price is between the short call and long put prices, Parsley receives the NYMEX price.

(5)	Parsley receives the swap price.
(6)
These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average NYMEX price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.

(7)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.